                                                                  EXHIBIT (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 122 to Registration  Statement No. 2-14213 on Form N-1A of our reports dated
December 12,  2007 relating to the financial statements and financial highlights of American Century Mutual Funds,  Inc.,  including Select Fund,  Heritage Fund,
Growth Fund,  Ultra Fund,  Vista Fund,  Giftrust Fund, New  Opportunities  Fund,
Balanced  Fund,  Capital Value Fund,  Veedot Fund,  New  Opportunities  II Fund,
Capital  Growth Fund,  Fundamental  Equity Fund,  Focused Growth Fund, NT Growth
Fund,  NT Vista  Fund,  American  Century-Mason  Street Mid Cap Growth  Fund and
American  Century-Mason  Street Small Cap Growth  Fund,  appearing in the Annual
Report on Form N-CSR of American  Century Mutual Funds,  Inc. for the year ended
October 31,  2007,  and to the  references  to us under the headings  "Financial
Highlights" in the Prospectuses and "Independent  Registered  Public  Accounting
Firm" and  "Financial  Statements"  in the Statement of Additional  Information,
which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Kansas City, MO
February 22, 2008